Exhibit 10.8

AMENDING AGREEMENT ENTERED INTO AS OF THE 12th DAY OF NOVEMBER, 2012.

AMONG:	CATERPILLAR FINANCIAL SERVICES LIMITED
(“Lessor”)

AND:	THOMPSON CREEK METALS COMPANY INC.
("Lessee")

AND:	TERRANE METALS CORP.
(“Terrane”)
WHEREAS the Lessor, the Lessee and Terrane entered into a master funding and lease agreement dated as of March 30, 2011 for the lease of Equipment for use at the Location (“Original Agreement”), amended and restated the Original Agreement by amended and restated master funding and lease agreement dated as of December 9, 2011 (“Amended and Restated Agreement”) and amended the Amended and Restated Agreement by the Amending Agreement dated as of March 6, 2012 (“First Amendment”) and the Amending Agreement dated as of August 24, 2012 (“Second Amendment” and, together with the Amended and Restated Agreement and the First Amendment, the “Amended Agreement”);
WHEREAS the parties hereto wish to amend the Amended Agreement on the terms and subject to the conditions contained herein.
NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions
Words and expressions defined in the Amended Agreement are used with the same respective defined meanings in this amending agreement unless the context requires otherwise.

1.2	Headings
The division of this amending agreement into articles and sections and the headings and titles are for convenience of reference only and shall not affect the meaning or construction of this amending agreement.

1.3	Singular and Plural: Gender
Except where the context requires otherwise, in this amending agreement, the singular includes the plural and vice-versa and a word denoting gender includes each gender.

2.	AMENDMENTS

2.1	Section 1.1 of the Amended Agreement is hereby amended by deleting the definitions of “Consolidated Interest Coverage Ratio,” “Consolidated Leverage Ratio” and “Consolidated Liquidity”.

2.2	Section 4.1(f) is replaced in its entirety by the following:

(f) in the case of the Tranche C Facility, (i) the Tranche A Facility and the Tranche B have been exhausted; (ii) neither the Lessee nor Terrane is in default under the Royal Gold Purchase Agreement, (iii) the Lessee has furnished Lessor with all Independent Engineer reports required hereunder; (iv) the rolling twelve (12) month average market price, as determined above, has not fallen below the following: for A) gold, USD750 per ounce; and B) copper, USD1.60 per pound; and (v) Lessee’s then operating mines produce not less than 26,000 pounds of molybdenum oxide per annum, based on the Lessee’s forecasted production guidance for 2012.

2.3	Section 8.2(h) of the Amended Agreement is replaced in its entirety by the following:
“[Reserved]”

2.4	Section 14.3 of the Amended Agreement is replaced in its entirety by the following:
“[Reserved]”

2.5	Section 18.1(g) of the Amended Agreement is replaced in its entirety by the following:
“any event of default under (and as defined in) (i) the Royal Gold Purchase Agreement; or (ii) any other agreement between the Lessee, or any of its Associates or Affiliates, and the Arranger, or any of its Associates or Affiliates, has occurred and is continuing and any indebtedness thereunder shall have been declared due and payable prior to its stated maturity by reason of such event of default;”

2.6	The Amended Agreement is amended by adding the following as new Article 35:
“35.    SURETY BOND

35.1
Within thirty (30) days of the date hereof, the Lessee shall deliver to the Lessor a surety bond or surety bonds (collectively, the “Surety Bond”) in an aggregate amount equal to twenty percent (20%) of the Facility Amounts, or USD$26,400,000, in form and terms acceptable to the Lessor, in its sole discretion, to be held and drawn on by the Lessor as beneficiary to satisfy the indebtedness and liability of the Lessee in an Event of Default and to be released in full by the Lessor to the Lessee upon the earlier of (a)  delivery to the Lessor of evidence that the Lessor has an Investment Grade Rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group, Inc. and (b) the payment in full to the Lessor of all indebtedness and liability of the Lessee hereunder. For purposes of this Article 35, “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc.

35.2	The Surety Bond shall be renewable by its terms and shall be renewed annually by the Lessor until its release pursuant to Section 35.1 above.

35.3
The Lessee may request in writing on no more than an annual basis that the Lessor release the Surety Bond notwithstanding the non-satisfaction of the release terms set forth in Section 35.1 above and Lessor, in its sole discretion, may opt to so release the Surety Bond.

35.4
The parties hereto acknowledge and agree that all surety bonds issued to the Lessor prior to the date hereof as Bridging LCs pursuant to the terms of the Amended Agreement remain in full force and effect in accordance with their terms.

3.	FEE
The Lessee agrees to pay to the Lessor on the date hereof a fee in connection with this amending agreement equal to USD50,000.

4.	EFFECTIVENESS
4.1    This amending agreement amends the Amended Agreement and shall take effect upon Lender’s receipt of:
a) the fee referred to in 3, above;
b) the Surety Bond;
c) evidence that the facility under Senior Credit Agreement has been repaid in full; and
d) this Amending Agreement, duly executed by Lessee and Terrane.
4.2. The Amended Agreement, as amended by hereby, shall constitute one agreement and the Amended Agreement, so amended, is hereby ratified and confirmed by the parties hereto.

5.	LANGUAGE
The parties hereto have required that this agreement be drafted in English. Les parties aux présentes ont exigé que cette convention soit rédigée en anglais.

[Signature page follows]

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AT THE PLACE AND AS OF THE DATE FIRST ABOVE WRITTEN.

CATERPILLAR FINANCIAL SERVICES LIMITED	THOMPSON CREEK METALS COMPANY INC.

By: /s/ Michael Madden Michael Madden Credit Manager Caterpillar Financial Services Limited	By: /s/ Wendy Cassity Wendy Cassity VP, General Counsel and Secretary

TERRANE METALS CORP.

By: /s/ Wendy Cassity Wendy Cassity VP, General Counsel and Secretary

[Signature page – amending agreement among
Caterpillar Financial Services Limited,
Thompson Creek Metals Company Inc.
and Terrane Metals Corp.]